UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2013

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 3, 2013, ClearOne, Inc. held its 2013 Annual Meeting of Shareholders at which ClearOne’s shareholders voted on the five proposals listed below. The final voting results with respect to each proposal are also set forth below. As of October 15, 2013, the record date for the meeting, there were 8,989,153 shares of common stock were issued and outstanding.

1.	Election of Directors: All four directors were re-elected to serve a term expiring at the 2014 Annual Meeting of Shareholders of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brad R. Baldwin	3,154,957	107,135	1,667,960
Zeynep Hakimoglu	3,156,209	105,883	1,667,960
Larry R. Hendricks	3,153,644	108,448	1,667,960
Scott M. Huntsman	3,154,157	107,935	1,667,960

2.	Ratification of the appointment of McGladrey, LLP as ClearOne’s independent public accountants: Our shareholders ratified the appointment of McGladrey, LLP as our independent public accountants.

Votes for	Votes against	Votes abstained	Broker Non-votes
4,685,333	107,201	137,518	0

3.	Advisory vote on the compensation of our named executive officers: Our shareholders approved the compensation of our named executive officers.

Votes for	Votes against	Votes abstained	Broker Non-votes
3,082,604	92,316	87,172	1,667,960

4.
Advisory vote on the frequency of advisory vote on compensation of our named executive officers: Our shareholders approved “one year” as the frequency of advisory vote on compensation of our named executive officers.

One year	Two years	Three years	Votes abstained	Broker Non-votes
1,743,222	124,193	1,343,328	51,349	1,667,960

5.	Not to restore voting rights to certain control shares: Our shareholders voted not to restore voting rights to certain control shares.

Votes for	Votes against	Votes abstained	Broker Non-votes
2,390,894	733,324	60,498	1,667,960

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 3, 2013	By:	/s/ Zee Hakimoglu
Zee Hakimoglu
President & Chief Executive Officer